Exhibit 10 (cliii)







                                 AMENDMENT NO. 2
                                     TO THE
                         NORTH AMERICAN COAL CORPORATION
                          DEFERRED COMPENSATION PLAN FOR
                               MANAGEMENT EMPLOYEES


                  The North American Coal Corporation hereby adopts this Amendment No. 2 to The North American Coal Corporation Deferred Compensation Plan for Management Employees (the "Plan"), effective as of January 1, 1994. Words used herein with initial capital letters which are defined in the Plan shall be used herein as so defined.

                                    Section 1

                  Paragraph 8 of the Plan is hereby amended in its entirety to read as follows:

                  "8.  EARNINGS

                  (a) For Active Employees. At the end of each calendar month during a calendar year, the Account of each Participant who is employed by an Employer on December 31 of such year shall be credited with an amount determined by multiplying such Participant's average Account balance during such month by the blended rate earned during such month by the Stable Asset Fund under the Savings Plan. Notwithstanding the foregoing, in the event that the "Adjusted ROE" determined for such calendar year exceeds the rate credited to the Participant's Account under the preceding sentence, the Participant's Account shall retroactively be credited with the difference between (i) the amount determined under the preceding sentence, and (ii) the amount determined by multiplying the Participant's average Account balance during each month of such calendar year by the Average ROE determined for such calendar year, compounded monthly.

                  (b) For Terminated Employees. The Account of a Participant who has terminated employment with the Controlled Group shall be credited with earnings as described in subparagraph (a), as modified by this subparagraph (b), until his Account has been distributed in full in accordance with Paragraphs 9 and 10. The Adjusted ROE calculation described in the second sentence of subparagraph (a) shall be made during the month in which the Participant terminates employment and shall be based on the year-to-date Adjusted ROE for the month ending prior to the date the Participant terminated employment, as calculated by NACCO Industries, Inc. For any subsequent month, the Adjusted ROE calculation described in the second sentence of subparagraph
        (a) shall not apply.  The Stable Asset Fund calculation described









                                       2

        in the first sentence of subparagraph (a) for the month in which the Participant receives a distribution from his Account shall be based on the blended rate earned during the preceding month by the Stable Asset Fund.

                  (c) Definition of Adjusted ROE. For purposes of this Paragraph, "Adjusted ROE" shall mean the average return on equity of NACCO Industries, Inc. calculated by NACCO Industries, Inc. for the applicable time period, based on the following formula:

  Net Income (before extraordinary charges) + Amortization of Goodwill Weighted Average (Shareholder Equity + Accumulated Amortization of Goodwill)

       Adjusted ROE shall be determined at least annually by NACCO Industries, Inc."


                                    Section 2

        A new Subparagraph (d) is hereby added to Paragraph 9 of the Plan, immediately following Subparagraph (c) thereof, to read as follows:

             "(d) Payment of Small Accounts. Notwithstanding any provision of the Plan or a Participant's notice of Election to the contrary, in the event that the balance of a Participant's Account does not exceed $5,000 at the time he becomes entitled to commence receiving distributions from his Account, his entire Account shall automatically be paid to the Participant in the form of a single lump sum payment."


                               THE NORTH AMERICAN COAL CORPORATION



                               By:     Thomas A. Koza
                               Title:  Vice President - Law & Administration